EXHIBIT 16.4

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                       INTERMEDIATE FIXED INCOME PORTFOLIO

                              TOTAL RETURN FORMULA


                               n
                         P(1+T)   = ERV


Where:            P        =       a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable value  of  a hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)


For the 1-year period ended March 31, 1997:
                           1
                $1,000(1+T)   = $1,033.50 or an annual compounded rate of 3.35%

For the period May 10, 1994 (inception) to March 31, 1997:
                            2.83
                $1,000(1+T)     = $1,180.39 or an average annual compounded rate
                of 5.90%